Exhibit 99.1

CONTANGO OIL AND GAS COMPANY ANNOUNCES:

•	COMMITMENT FOR NEW FIVE-YEAR CREDIT FACILITY LED BY JPMORGAN CHASE BANK N.A.

•	SIGNING OF DEFINITIVE AGREEMENT TO ACQUIRE TEXAS, OKLAHOMA AND LOUISIANA ASSETS OF WILL ENERGY CORPORATION

•	WITH NEW LIQUIDITY, THE COMPANY TO FOCUS ON ACQUISITION OPPORTUNITIES

HOUSTON—(September 12, 2019)— Contango Oil & Gas Company (NYSE American: MCF) (“Contango” or the “Company”) announced today that the Company has received a commitment from JPMorgan Chase Bank, N.A., Royal Bank of Canada and Cadence Bank, N.A. to provide a senior secured reserve-based revolving credit facility of up to $500 million (the “New Credit Facility”), which is expected to replace the current credit facility which matures on October 1, 2019 (the “Existing Credit Agreement”). The initial borrowing base under the New Credit Facility is expected to be $65 million. Additionally, if the Pending Acquisition (defined below) is consummated on or prior to November 30, 2019, then, subject to certain conditions, the borrowing base is expected to increase to $80 million. The New Credit Facility will have a five year term. The New Credit Facility will be guaranteed by certain of the Company’s subsidiaries and secured by substantially all of Contango’s assets and the assets of the guarantors thereunder, including not less than 85% of the total value of the Company’s proved oil and gas properties. The commitment letter provides that the New Credit Facility is subject to certain conditions to closing, including negotiation of customary credit documents in form and substance satisfactory to the lenders.

Contango expects to enter into the New Credit Facility concurrently with the closing of the equity raise mentioned below, which is a condition to the closing of the New Credit Facility, and to use borrowings thereunder, after deducting fees and expenses related to the New Credit Facility, to repay borrowings under the Existing Credit Agreement and for general corporate purposes, including funding future potential acquisitions or a portion of the Company’s remaining 2019 capital program.

Contango also announced that it has entered into a contribution and purchase agreement with Will Energy Corporation (“Will Energy”) to acquire approximately 159,872 net acres located in North Louisiana (12,560 net acres) and the Western Anadarko Basin in Western Oklahoma and the Texas Panhandle (147,312 net acres) (the “Will Energy Properties”) for aggregate consideration of $23 million, consisting of $20 million in cash and $3 million in common stock (the “Pending Acquisition”). The purchase price is subject to a downward cash adjustment for recent asset sales of certain non-core, non-operated Louisiana properties by Will Energy, together with adjustments to the common stock consideration for title and other customary adjustments. Closing of the transaction is subject to certain customary conditions and is expected to occur in the fourth quarter of 2019.

The Will Energy Properties are approximately 95% held by production, and currently produce approximately 1,400 boepd with 34% of that production comprised of liquids. Approximately 75% of that production is operated. The Will Energy Properties are mature fields with existing cash flow, low decline and significant development potential from PDNP and PUD opportunities.

The Company plans to finance the cash purchase price of the acquisition with a portion of the net proceeds from a registered public offering of common stock and a private placement of preferred stock to affiliates of John C. Goff (“Goff”), a member of the board of directors. The preferred stock will rank pari passu to common stock in liquidation preference, will not accrue or pay any dividends for the first year, and will automatically convert into common stock upon shareholder approval of the conversion and an increase in the number of authorized shares of common stock. Goff has agreed to cause shares that he beneficially owns to vote in favor of any such proposals.

Wilkie S. Colyer, the Company’s President and Chief Executive Officer, said, “we are delighted to announce a series of transactions that put Contango squarely on the offensive in a target rich environment for our sector. We have received a commitment letter for a new five-year credit facility which, coupled with the equity capital raise, gives us the runway to be a consolidator in the upstream space. We are pleased that John Goff has shown his support by contributing additional capital to the company through an additional $25 million equity investment. The asset acquisition adds mature, PDP heavy reserves and cash flow to our portfolio, and the HBP nature of the asset provides optionality for development upside in the future. We will continue to be opportunistic with our acquisition strategy and think the current A&D environment offers substantial opportunities for further consolidation. We believe we are uniquely positioned to execute on this strategy given our alignment of incentives with all stakeholders. We are excited to welcome new and old partners on the lending side and appreciate the continued support of our equity sponsors.”

Contango Oil & Gas Company is a Houston, Texas based, independent oil and natural gas company whose business is to maximize production and cash flow from its offshore properties in the shallow waters of the Gulf of Mexico and onshore properties in Texas and Wyoming and to use that cash flow to explore, develop, exploit, increase production from and acquire crude oil and natural gas properties in the United States.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on Contango’s current expectations and include statements regarding the Pending Acquisition (including timing, purchase price, financing and effects thereof), the New Credit Facility (including timing and final terms thereof), expected reserves, cash flow development upside, consolidation opportunities, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance. Words and phrases used to identify forward-looking statements include terms such as “expects,” “believes,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” “efforts,” “goal,” or “intends,” or words and phrases stating that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to market conditions, industry conditions and factors which could affect Contango’s operations or financial results, including those described in Contango’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements speak only as of the date they were made and are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change, except as required by law.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The shares of preferred stock to be sold in the private placement have not been registered under the Securities Act or under any state securities laws and, unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Contango Oil & Gas Company

E. Joseph Grady, 713-236-7400

Senior Vice President and Chief Financial Officer

or

Sergio Castro, 713-236-7400

Vice President and Treasurer

Source: Contango Oil & Gas Company

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